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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                         DATE OF REPORT: MARCH 20, 2006
                        (Date of earliest event reported)


                                ATS MEDICAL, INC.
             (Exact name of registrant as specified in its charter)


                         Commission File Number: 0-18602

                           ---------------------------


          MINNESOTA                                      41-1595629
(State or other jurisdiction                   (IRS Employer Identification No.)
      of incorporation)

                             3905 ANNAPOLIS LANE N.
                          MINNEAPOLIS, MINNESOTA 55447
          (Address of principal executive offices, including zip code)


                                 (763) 553-7736
              (Registrant's telephone number, including area code)


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)


         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF PRINCIPAL OFFICERS.

         On March 20, 2006, John D. Buck and David D. Koentopf notified ATS Medical, Inc. (the "Company") that they would not be standing for re-election to the Board of Directors of the Company at the 2006 Annual Meeting of Shareholders. Mr. Buck is a member of the Audit Committee and serves as the Chairman of the Personnel & Compensation Committee of the Board. Mr. Buck has indicated to the Company that he is leaving the Board for personal reasons and not because of any disagreement with the Company's operations, policies or practices. Mr. Koentopf is a member of the Audit Committee of the Board. Mr. Koentopf has indicated that he is leaving the Board because he disagrees with the strategic direction of the Company reflected in the decision to acquire 3F Therapeutics, Inc. Both Mr. Buck and Mr. Koentopf have determined that the Annual Meeting would be a good time to transition off of the Board and allow the remaining directors to recruit new members to serve in their place.


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           ATS MEDICAL, INC.




                                           By:  /s/ Michael D. Dale
                                                --------------------------------
                                                Michael D. Dale
                                                Chief Executive Officer

Date:  March 24, 2006